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                                                                     Exhibit 5.1





                   [Letterhead of Gibson, Dunn & Crutcher LLP]

                                February 7, 2000

(415) 393-8200                                                       04419-00007

Adept Technology, Inc.
150 Rose Orchard Way
San Jose, California 95134

         Re:  Adept Technology, Inc.
              Registration Statement on Form S-1

Ladies and Gentlemen:

     We have acted as special counsel for Adept Technology, Inc., a California corporation (the "Corporation"), in connection with the registration by the Corporation of up to 2,300,000 shares (the "Shares") of the Corporation's common stock, no par value (the "Common Stock"), of which 300,000 shares are subject to an over-allotment option granted to the Underwriters (as defined below), pursuant to a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Corporation proposes to issue and sell the Shares to a group of underwriters (the "Underwriters") represented by Lehman Brothers Inc. and U.S. Bancorp Piper Jaffray for offering to the public.

     On the basis of such investigation as we have deemed necessary, we are of the opinion that the Shares have been duly authorized and, when issued and sold pursuant to the Registration Statement and in accordance with the terms of the underwriting agreement between the Corporation and the Underwriters, substantially in the form filed as an exhibit to the Registration Statement, will be, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" contained in the prospectus that forms a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

                                      Very truly yours,


                                      /s/ GIBSON, DUNN & CRUTCHER LLP


                                      GIBSON, DUNN & CRUTCHER LLP